UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008
PANDA ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50282	20-4799979
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)
4100 Spring Valley, Suite 1002
Dallas, Texas 75244
(Address of principal
executive offices, including Zip Code)
972.361.1200
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed, on October 6, 2008, Panda Hereford Ethanol, L.P. (the “Borrower”), a wholly-owned indirect subsidiary of Panda Ethanol, Inc. (the “Company”), entered into a Waiver to Financing Agreement and Depositary and Disbursement Agreement (the “Waiver”) with Société Générale (the “Agent”) and the lenders under that certain Financing Agreement, dated as of July 28, 2006, by and among Borrower, Agent and the lenders named therein, as amended (the “Financing Agreement”). The Waiver provides a limited waiver of departures from certain certifications and requirements to permit borrowings and disbursements of loan proceeds of up to $31.5 million under the Financing Agreement and that certain Depositary and Disbursement Agreement, dated as of July 28, 2006, by and between Borrower and the Agent to allow for completion of construction and start-up of the Hereford facility.
     On December 19, 2008, the Borrower entered into an amendment to the Waiver (the “Amendment”) with the same parties. The Amendment extends the effectiveness of the Waiver from January 30, 2009 to February 28, 2009, which will permit the Borrower to implement certain recommended piping and control valve modifications prior to start-up that will improve operating efficiencies of the Hereford facility.
     The foregoing description of the Amendment is a summary only and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this report is incorporated herein by reference.
Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and the ethanol and other related industries. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and variations of such words or similar expressions.
     We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the time, cost and ability to complete construction of the Hereford facility; our ability to draw additional funds under the Hereford senior credit facility, issues and/or delay arising in connection with the development and construction of the Hereford facility, permits, easements, site conditions, workmanship, process engineering, and conflicts of interest; as well as the risk factors discussed under “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 14, 2008, our Quarterly Report on Form 10-Q filed on August 19, 2008, our Quarterly Report on Form 10-Q filed on May 20, 2008, our Annual Report on Form 10-K filed on April 15, 2008 and our annual, quarterly and periodic reports filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Amendment to Waiver to Financing Agreement and Depositary and Disbursement Agreement, dated as of December 19, 2008, by and among Panda Hereford Ethanol, L.P., Société Générale and the lenders signatory thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 29, 2008

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
Darol Lindloff
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Waiver to Financing Agreement and Depositary and Disbursement Agreement, dated as of December 19, 2008, by and among Panda Hereford Ethanol, L.P., Société Générale and the lenders signatory thereto.